UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2007

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 West Russell Road, Las Vegas, NV 89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 14, 2007, Herbst Gaming, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Company’s Second Amended and Restated Credit Agreement dated as of January 3, 2007 (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as Syndication Agents, U.S. Bank, National Association, as Documentation Agent, Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Book Runners, and the other lenders party thereto.  The Amendment provides for a waiver from compliance with the financial covenants set forth in the Credit Agreement for the fiscal quarter ended June 30, 2007.  In addition, the Amendment provides for the following changes to the terms of the Credit Agreement:

•                  the interest rate premium payable in respect of revolving loans available under the Credit Agreement has been increased from LIBOR plus 2.0% to LIBOR plus 3.0% for Eurodollar loans and from the base rate plus 0.75% to the base rate plus 1.75% for base rate loans;

•                  the interest rate premium payable in respect of term loans issued under the Credit Agreement has been increased from LIBOR plus 1.875% to LIBOR plus 3.0% for Eurodollar loans and from the base rate plus 0.625% to the base rate plus 1.75% for base rate loans;

•                  the premiums payable on both term loans and revolving loans issued under the Credit Agreement will increase by an additional 0.50% should the Company’s corporate family rating given by Moody’s Investor Services decrease to B2; and

•                  a 2.0% prepayment premium will be assessed on any voluntary prepayment of term loans prior to August 14, 2008 and a 1.0% prepayment premium will be assessed on any voluntary prepayment of term loans between August 14, 2008 and August 13, 2009.

In connection with the execution of the Amendment, the Company paid to the lenders consenting to the Amendment a fee equal to 0.50% of the term loans and revolving commitments and loans extended by such lenders.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Report.

Bank of America, N.A., Lehman Commercial Paper, Inc., and other lenders under the Credit Agreement and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

10.1         Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: August 16, 2007	By:	/s/ Mary Beth Higgins
Mary Beth Higgins
Chief Financial Officer